Emergent BioSolutions Announces Sale of Baltimore-Bayview Manufacturing Site to Syngene International

GAITHERSBURG, Md., March 10, 2025 (BUSINESS GLOBE NEWSWIRE) – Emergent BioSolutions Inc. (NYSE:EBS) today announced that it has entered into an agreement to sell its Baltimore-Bayview drug substance manufacturing facility to Syngene International, a leading global contract research, development, and manufacturing organization for a total value of $36.5 million. The Bayview site includes manufacturing, laboratory, warehousing and office space, and is fitted with multiple monoclonal antibody (mAbs) manufacturing lines.

As part of the agreement, Emergent will retain the rights to secure manufacturing services and capacity at the facility for future growth and pandemic response production in collaboration with Syngene. Emergent continues to operate a streamlined manufacturing network, including facilities in Lansing, Michigan, and Winnipeg, Manitoba, Canada capable of serving strategic partners and supporting large-scale projects.

“The sale of Bayview represents a continuation of our efforts to deliver on our multi-year transformation plan and creates a streamlined, customer-focused, leaner, more flexible organization that provides the capabilities to deliver our product demand today and into the future,” said Joe Papa, president and CEO of Emergent. “Now in our turnaround phase, we see significant opportunities for Emergent’s core products and future growth drivers that have the potential to protect and save countless lives.”

In March 2024, Emergent received a favorable inspection outcome, “No Action Indicated” or NAI status classification from the U.S. Food and Drug Administration (FDA) for the Bayview site. Emergent remains committed to ensuring continued compliance with Current Good Manufacturing Practices (CGMP) requirements and delivering high-quality products for communities around the world.

Papa added, “Thanks to the hard work and dedication of colleagues across Emergent, we have strengthened operational quality and compliance systems across our network to continue to uphold the highest standards of patient safety, quality, and compliance in our work every day.”

The agreement with Syngene International includes a transfer of assets and equipment associated with the Baltimore-Bayview facility. The sale is expected to close in the first quarter of 2025, subject to the satisfaction of customary closing conditions.

For Emergent, Truist served as financial advisor, and Covington & Burling LLP served as legal counsel in connection with this transaction.

About Emergent BioSolutions

At Emergent, our mission is to protect and save lives. For over 25 years, we’ve been at work preparing those entrusted with protecting public health. We deliver protective and life-saving solutions for health threats like smallpox, mpox, botulism, Ebola, anthrax and opioid overdose emergencies. To learn more about how we help prepare communities around the world for today’s health challenges and tomorrow’s threats, visit our website and follow us on LinkedIn, X, Instagram, Apple Podcasts and Spotify.

Safe Harbor Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, including statements regarding the expected timing for completion of the disposition of Emergent’s Baltimore-Bayview facility, Emergent’s ability to achieve the objectives of the disposition, including achieving improvement in cost structure and performance, and Emergent’s future results, are forward-looking statements. We generally identify forward-looking statements by using words like “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “future,” “goal,” “improve,” “intend,” “may,” “plan,” “position,” “possible,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would,” and similar expressions or variations thereof, or the negative thereof, but these terms are not the exclusive means of identifying such statements. Forward-looking statements are based on our current intentions, beliefs and expectations regarding future events based on information that is currently available. We cannot guarantee that any forward-looking statements will be accurate. Readers should realize that if underlying assumptions prove inaccurate or if known or unknown risks or uncertainties materialize, actual results could differ materially from our expectations. Readers are, therefore, cautioned not to place undue reliance on any forward-looking statements. Any forward-looking statement speaks only as of the date of this press release, and, except as required by law, we do not undertake any obligation to update any forward-looking statement to reflect new information, events or circumstances.

There are a number of important factors that could cause Emergent’s actual results to differ materially from those indicated by any forward-looking statements. Readers should consider this cautionary statement, as well as the risk factors and other disclosures included in our periodic reports filed with the U.S. Securities and Exchange Commission, when evaluating our forward-looking statements.

Investor Contact:
Richard S. Lindahl
Executive Vice President, CFO
lindahlr@ebsi.com

Media Contact:
Assal Hellmer
Vice President, Communications
mediarelations@ebsi.com